                                                                  Exhibit 16

SNODGRASS
Certified Public Accountants

                                              November 14, 1996

Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington DC 20549

       TUSCARORA INCORPORATED - FILE NO. 0-17051

Gentlemen:

We have read Item 4 included in the Form 8-K dated November 14, 1996 of Tuscarora Incorporated filed with the Securities and Exchange Commission and are in agreement with the statements contained in paragraphs (c), (d) and (e) therein.

                                             Very truly yours,

                                             /s/ S. R. SNODGRASS, A.C.

                                             S. R. Snodgrass, A.C.